Exhibit 21.1

SUBSIDIARIES

Name	Jurisdiction of Origin

Capital Valves Holdings Limited	United Kingdom
Capital Valves Ltd.	United Kingdom
Conemsco Limited	United Kingdom
DNOW Australia Pty. Ltd.	Australia
DNOW Canada ULC	Canada
DNOW de Mexico S. de RL de C.V.	Mexico
DNOW Distribuicao de Produtos Industriais Brasil Ltda.	Brazil
DNOW L.P.	Texas
DNOW Singapore Pte. Ltd.	Singapore
DNOW UK Limited	United Kingdom
Dura Products, Inc.	Canada
Group KZ LLP	Kazakhstan
Istok Business Services LLC	Russia
NOW Distribution Eurasia LLC	Russia
NOW Brazil Holding LLC	Delaware
NOW Canada Holding B.V.	Netherlands
NOW Canada Holding ULC	Canada
NOW Cooperatief I U.A.	Netherlands
NOW Cooperatief II U.A.	Netherlands
NOW Distribution (Shanghai) Co. Ltd.	China
NOW Distribution India Private Limited	India
NOW Holding Cooperatief U.A.	Netherlands
NOW Holding LLC	Delaware
NOW I LLC	Delaware
NOW II LLC	Delaware
NOW Indonesia Holding B.V.	Netherlands
NOW Indonesia Holding LLC	Delaware
NOW Mexico Holding I B.V.	Netherlands
NOW Mexico Holding II B.V.	Netherlands
NOW Netherlands B.V.	Netherlands
NOW Norway AS	Norway
NOW Russia Holding B.V.	Netherlands
NOW Singapore Holding LLC	Delaware
Wilson Distribution Holding B.V.	Netherlands
WILSONCOS, L.L.C.	Delaware
Wilson International, Inc.	Delaware
Wilson Libya Holdings, LLC	Delaware
Wilson Management, LLC	Delaware
Wilson MENA, FZE	United Arab Emirates
Wilson Supply Chain Services Limited	British Virgin Islands
Wilson United Kingdom Ltd.	United Kingdom